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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-12321, 333-27611, and 333-59309 of Mothers Work, Inc. on Form S-3 and
Registration Statement Nos. 33-64580, 333-2404, 333-3480, 333-59529, 33-89726,
and 333-57766 of Mothers Work, Inc. on Form S-8 of our report dated May 18, 2001 related to the consolidated financial statements of eSpecialty Brands LLC and subsidiaries as of January 27, 2001 and for the period from March 22, 2000 (Inception Date) to January 27, 2001, appearing in this Current Report on Form 8-K/A of Mothers Work, Inc. dated December 31, 2001.

DELOITTE & TOUCHE LLP

Chicago, Illinois
December 31, 2001